EXHIBIT 20.1(f)

                          CITIBANK OMNI-S MASTER TRUST
            formerly known as Sears Credit Account Master Trust II)
                                  SERIES 1999-2

                              2003 ANNUAL STATEMENT

     Pursuant to the terms of the letter issued by the Securities and Exchange Commission dated August 24, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the six Distribution Dates which occurred in 2003 is set forth below.



     1) The total amount of the distribution to Investor Certificateholders during 2003, per $1,000 interest.
         Class A                                                         $167.99
         Class B                                                       $1,000.00
         Class C                                                         $326.74



     2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Investor Certificates, per $1,000 interest.
         Class A                                                           $1.32
         Class B                                                           $0.00
         Class C                                                           $0.00


     3) The amount of the distribution set forth in paragraph 1 above in respect of principal on the Investor Certificates, per $1,000 interest.
         Class A                                                         $166.67
         Class B                                                       $1,000.00
         Class C                                                         $326.74


     4)  The aggregate amount of Collections of Principal Receivables processed
         during the related Due Periods.                      $14,829,882,115.84


     5)  The aggregate amount of Collections of Finance Charge Receivables
         processed during the related Due Periods.             $3,464,308,919.01


     6) The aggregate amount of Collections of Principal Receivables processed during the related Due Periods which were allocated in respect of the
         Investor Certificates.                               $11,011,666,085.31


     7) The aggregate amount of Collections of Finance Charge Receivables processed during the related Due Periods which were allocated in
         respect of the Investor Certificates.                 $2,571,190,932.87


     8) The aggregate amount of Additional Allocable Amounts processed during the related Due Periods which were allocated in respect of the Investor
         Certificates.                                           $345,332,931.86


     9) The aggregate amount of Collections of Principal Receivables processed during the related Due Periods which were allocated in respect of the
         Seller Certificates.                                  $3,818,216,030.53


     10) The aggregate amount of Collections of Finance Charge Receivables processed during the related Due Periods which were allocated
         in respect of the Seller Certificates.                  $893,117,986.14


     11) The aggregate amount of Additional Allocable Amounts processed during the related Due Periods which were allocated in respect of the Seller
         Certificates.                                                     $0.00


     12) The excess of the Investor Charge-Off Amount over the sum of (i) payments in respect of the Available Subordinated Amount and (ii) Excess Servicing, if any (an "Investor Loss"), per $1,000
         interest.                                                         $0.00


     13) The aggregate amount of Investor Losses in the Trust as of the end of
         the day on December 15, 2003, per $1,000 interest.                $0.00


     14) The total reimbursed to the Trust from the sum of the Available subordinated Amount and Excess Servicing, if any, in respect of
         Investor Losses, per $1,000 interest.                             $0.00


     15) The amount of the Investor Monthly Servicing Fee payable by the Trust
         to the Servicer.                                        $282,355,640.49


     16) The Class A and Class B Controlled Amortization Amount Shortfall, as of
         the end of the reportable year.                                   $0.00